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                                                                    Exhibit 10.3

                              CONSULTING AGREEMENT

         AGREEMENT entered into as of August 11, 2002, by and between John A. Fowler, an individual ("Fowler" and/or "Consultant") and Wilsons Leather Holdings, Inc., a Minnesota corporation ("Wilsons").

                                   WITNESSETH:

         WHEREAS, Fowler is an employee and executive officer of Wilsons, serving as Executive Vice President and GMM - Mall Business; and

         WHEREAS, Fowler wishes to resign his employment with Wilsons, and the parties therefore wish to enter into a consulting arrangement whereby Fowler would serve as a consultant to Wilsons.

         NOW, THEREFORE, in consideration of the foregoing premises and the agreements hereinafter set forth, the parties agree as follows:

l. CONSULTANT. Fowler has chosen to resign his position as an employee and officer of Wilsons and instead wishes to serve in a consulting role to Wilsons. Wilsons hereby retains the services of Fowler as a consultant on the terms hereinafter set forth for a period of one (1) year, beginning January 1, 2003, and ending December 31, 2003, subject to earlier termination pursuant to the terms of this Agreement, and Fowler hereby agrees to serve in the capacity of Consultant for Wilsons.

2. SERVICES. Consultant shall provide consulting services and advice regarding those aspects of operation of Wilsons' business as requested by Wilsons, which may include but are not necessarily limited to raw materials, suppliers, manufacturing and merchandising. Consultant shall, only as requested by Wilsons in writing, engage in contact and negotiations with outside parties relating to Wilsons' business, and Consultant shall not be empowered to bind Wilsons to any contract or other obligation. Consultant shall provide services from Consultant's own offices and using Consultant's own office equipment and supplies.

3.       COMPENSATION.

         3.1 Consulting Fee. Consultant shall be paid a consulting fee in the amount of Twelve Thousand and no/100 Dollars ($12,000.00) per month ("Consulting Fee"). Consultant shall invoice Wilsons monthly, and such invoice shall be paid within thirty (30) days after Wilsons' receipt of each monthly invoice.

         3.2 Deductions. Wilsons will deduct and withhold from any Consulting Fees payable to Consultant under this Agreement such amounts as Wilsons is required to deduct and withhold by law, provided, however, it is expressly understood and agreed that Consultant shall be solely responsible for reporting and payment of all taxes, Federal, State, local or otherwise, that may be due on

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                  such Consulting Fees. Consultant acknowledges and agrees that
                  Wilsons shall file a Form 1099 with the United States Internal Revenue Service reflecting the payments of Consulting Fees each year. Consultant agrees that Wilsons may also deduct and withhold from any such fees, to the extent permitted by law, such amounts as Consultant may owe to Wilsons, and Consultant further agrees to sign any such documents and take any such reasonable actions as may be required by Wilsons in order to effect the intent of this provision.

4. INDEPENDENT CONTRACTOR STATUS. Your status will be that of an independent contractor, and not that of an employee or agent of Wilsons. While Wilsons will request your services as described above, the methodology by which you perform those services will be at your discretion. As more fully described above, you will be responsible for reporting and paying all taxes on the fees paid under this agreement. Further, the office and all equipment and supplies for performance of services under this Agreement must be provided by you at your expense.

5. NON-EXCLUSIVITY. Wilsons reserves the right to engage other consultants as it deems necessary or advisable.

6. TERMINATION. Wilsons may terminate this Agreement for Cause (as defined below) upon thirty (30) days' prior written notice, provided Consultant shall have the opportunity to cure the breach or failure of performance within such thirty-day period. For purposes of this Agreement, "Cause" shall mean (i) an act or acts of dishonesty undertaken by Consultant, with the potential for any loss of assets of Wilsons or any damage to Wilsons' reputation; (ii) violation of Wilsons' standards of conduct;
         (iii) Consultant's failure to perform the services under this Agreement to the reasonable satisfaction of Wilsons; and (iv) any breach of the terms of this Agreement. Wilsons may terminate this Agreement immediately for breach of Sections 10 or 11 of this Agreement. This Agreement shall terminate immediately upon Consultant's death. Consultant may terminate this Agreement upon thirty (30) days' written notice at any time, for any or no reason.

7. ASSIGNMENT. Consultant may not assign his rights or obligations under this Agreement to anyone. Wilsons may assign its rights and obligations under this Agreement, provided Wilsons shall give Consultant written notice of any such assignment.

8. INSURANCE. Consultant agrees to obtain and maintain current automobile insurance, at reasonable levels of coverage, and at least the minimum levels of coverage required by state law, on any automobile used during the course of performance of services under this Agreement.

9. NO ADVERTISING, MARKETING OR PUBLIC ANNOUNCEMENTS. Consultant shall not use Wilsons' name in advertising, marketing or public announcements relating to Consultant's consulting business without the prior written approval of Wilsons.


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10.      CONFIDENTIALITY. Consultant acknowledges that he may have acquired, prior to the date of this Agreement, and may acquire, during the Term of this Agreement, knowledge and/or information that is proprietary to Wilsons and not disclosed to the general public ("Confidential Information"). Consultant agrees that he will use any such Confidential Information only for the purpose of performing the services under this Agreement and not for his own benefit or for the benefit of any third parties. Consultant further agrees not to disclose any Confidential Information to anyone without Wilsons' prior written consent, and to maintain the confidentiality thereof, except as may be required pursuant to a subpoena or other process of law.

         If, at any time, Wilsons determines that Confidential Information provided to Consultant is of such a material or sensitive nature as to require that Consultant be prohibited from trading stock during any trading black-out periods, Wilsons shall so notify Consultant in writing, and Consultant agrees to abide by such notice. Further, Consultant will continue to be bound by Wilsons The Leather Experts, Inc.'s "Amended and Restated Policies as to Confidentiality and Securities Trading by Wilsons Employees, Directors, Officers and Agents," a copy of which is attached as Exhibit A hereto, which may be amended from time to time without notice. Further, Consultant will continue to be bound by any securities laws and regulations, as applicable. Consultant's obligations under this provision shall survive the expiration or earlier termination of this Agreement.

11. NONCOMPETITION. For a period of twelve (12) consecutive months from and after December 31, 2003 (the "Noncompetition Period"), Fowler shall not, directly or indirectly, engage in any business that is competitive with the retail sale of leather apparel, accessories, luggage, travel products or gift items typically sold in the retail stores operated by Wilsons and its affiliates, including without limitation as a proprietor, principal, agent, partner, officer, director, stockholder, employee, member of any association, consultant or otherwise. Ownership by Fowler, as a passive investment, of less than 2.5% of the outstanding shares of capital stock of any corporation listed on a national securities exchange or publicly traded in the over-the-counter market shall not constitute a breach of this Section 11. Further, Fowler agrees not to directly or indirectly, solicit, request, advise or induce any current or potential customer, supplier or other business contact of Wilsons or any of its affiliates to cancel, curtail or otherwise adversely change its relationship or business terms with Wilsons or its affiliates.

12. GOVERNING LAW/VENUE. This Agreement shall be governed by and construed in all respects in accordance with the law of the State of Minnesota. The parties hereby consent to the jurisdiction, including personal jurisdiction, of the courts of the State of Minnesota and/or the federal district courts, District of Minnesota, for the purpose of resolving all issues of law, equity or fact, arising out of or in connection with this Agreement.


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13.      SEVERABILITY OF PROVISIONS. If any provision of this Agreement or the application of any such provision to any person or circumstance is held invalid, the remainder of this Agreement, and the application of such provision other than to the extent it is held invalid, will not be invalidated or affected thereby.

14. WAIVER. No failure by the Wilsons to insist upon the strict performance of any term or condition of this Agreement or to exercise any right or remedy available to it will constitute a waiver. No breach or default of any provision of this Agreement will be waived, altered or modified, and Wilsons may not waive any of its rights, except by a written instrument executed by Wilsons. No waiver of any breach or default will affect or alter any term or condition of this Agreement, and such term or condition will continue in full force and effect with respect to any other then existing or subsequent breach or default thereof.

15. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties relating to Wilsons' engagement of Consultant for performance of services. No amendment or modification of this Agreement shall be deemed effective unless made in writing and signed by the parties hereto.

16. NO VIOLATION OF OTHER AGREEMENTS. Consultant hereby represents and agrees that neither (i) Consultant's entering into this Agreement nor
         (ii) Consultant's carrying out the provisions of this Agreement, will violate any other agreement (oral, written or other) to which Consultant is a party or by which Consultant is bound.

17. NOTICES. All notices under or in connection with this Agreement shall be in writing and shall be sent by express courier; fax, with transmittal confirmation; or via email to the parties at their addresses, fax numbers or email addresses set forth below or to such other addresses and fax numbers as to which notice is given:

                  If to Wilsons:

                           Wilsons Leather
                           7401 Boone Avenue North
                           Brooklyn Park, MN 55428
                           Attn.:  Director, Legal Services
                           Ph:   (763) 391-4142
                           Fax:  (763) 391-4343
                           Email: corrie.lapinsky@wilsonsleather.com


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                  If to Consultant:

                           John Fowler

                           ---------------------------

                           ---------------------------

                           ---------------------------

                           ---------------------------
                           Ph.:     852-2877-3905
                           Fax:     852-2530-1373
                           Email:   HKJF@hotmail.com

         Notice will be deemed given within two (2) business days if sent via express courier, and when transmission is confirmed, if sent via fax or email.

18. CAPTIONS AND HEADINGS/COUNTERPARTS. The captions and paragraph headings used in this Agreement are for convenience of reference only and shall not affect the construction or interpretation of this Agreement or any of the provisions hereof. This Agreement may be executed in any number of counterparts and such counterparts, executed and delivered, each as an original, shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                       Consultant:


                                       /s/ John A. Fowler
                                       -----------------------------------------
                                       JOHN A. FOWLER



                                       WILSONS LEATHER HOLDINGS, INC.

                                       By: /s/ Joel Waller
                                           -------------------------------------
                                           Joel Waller
                                           Its: Chairman & CEO


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